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                                                             EXHIBIT 11.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information and Financial Information" and to the use of our report on Berger Small Cap Value Fund (formerly known as The Omni Investment Fund) dated January 24, 1997 in the Registration Statement (Form N-1A) and in the related Prospectus of Berger Omni Investment Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 15 to the Registration Statement under the Securities Act of 1933 (File No. 33-15867) and in this Amendment No. 15 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-4273).



                                                  ERNST & YOUNG LLP



Chicago, Illinois
January 26, 1998